SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      October 2, 2001
(Date of earliest event reported)  (October 2, 2001)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)



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Item 5.  Other Events

On October 2, 2001, the Registrant issued the following press release:

CTC Introduces On-Net Dial Tone Voice Services in Maine and 'Lights Up' its Maine Fiber Network

--Fiber Access and Packet Based Dial Tone and Voice Services
Now Available to Maine Customers--

WALTHAM, Mass.-Oct. 2, 2001-CTC Communications Group Inc. (NASDAQ NM:
CPTL)-- announced that it has completed all required interconnection and certifications and has begun offering on-net dial tone and voice services in Maine on a commercial basis. Additionally, the Company completed the expansion of its regional fiber network into Maine and is currently providing Maine customers with high-speed fiber access to its packet-based PowerPath(SM) Network. Opening the Maine market to on-net dial tone voice services and high-speed fiber on-net access further strengthens the Company's plan to attain positive EBITDA in this year's December quarter.

Maine joins Massachusetts and New Hampshire as the third state where CTC is offering packet-based dial tone and voice services. The Company is implementing these services, on an area by area basis, progressively across its Northeast and Mid-Atlantic states operating area, and expects to complete implementation in the first quarter of 2002.

Dial tone, local voice services and switched long distance voice services are provided on the Company's packet based PowerPath(SM) Network utilizing a softswitch. The softswitch processes and connects voice calls within the PowerPath(SM) Network as well between the PowerPath(SM) Network and the Public Switched Telephone Network. On-net customers can place and receive voice calls to and from any person served by any carrier in the world, whether located next door or continents away.

The Company has also extended its fiber network to Maine and is currently providing fiber access in Portland, Bangor, Lewiston and Augusta. On-net customers in these areas will utilize this high speed, fully redundant, fiber access to CTC's PowerPath(SM) Network. Existing CTC customers in these locations will be moved from currently leased interoffice facilities to the Company's fiber and, all new network customers will utilize this new fiber access to CTC's PowerPath(SM) Network.

CTC's fiber implementation is included in its fully funded business plan and is one of the key components enabling the Company's attainment of positive EBITDA by year end 2001. It reduces the Company's dependence on leased interoffice facilities, improves provisioning intervals from approximately 90 days to 30 days and significantly reduces network costs by minimizing leased facility expense and improving operating efficiency. The Company is progressively taking delivery of this dark fiber, "lighting it up" using Cisco optronics and will be providing fiber access to its network in over 60 locations throughout the New England and Mid-Atlantic states by year end 2001.

Robert Fabbricatore, CTC's Chairman and CEO stated, "On-net local dial tone voice services and fiber access to our Network are at the core of our advanced packet-based technology and business plan. The addition of local dial tone voice services to our on-net product portfolio establishes our packet-based network as a lower cost, 100% replacement for today's legacy voice, data and hybrid networks. Owning and operating the fiber in our network reduce network costs, increases service quality and improves provisioning and speed to market. Both drive margin improvement and operations efficiency. When a customer's revenue moves from our resale platform to our network platform, the margin doubles. When customer access to the network is re-homed from leased facilities to CTC's fiber, CTC's access cost for that customer is reduced by 40%. This is the fulfillment of our long standing business model and the advanced technology we have chosen. The Company continues on track to attain positive EBITDA in the December Quarter and positive Net Income in the subsequent 12 to 18 months".

    About CTC Communications

CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world--the Washington D.C. to Boston corridor. CTC was managing more than 535,000 access lines as of June 30, 2001.

CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the provision of local dial tone voice services, the deployment and activation of fiber access to the PowerPathSM network. reduced operating costs, migration of customers on-switch, improved margins, and attainment of positive EBITDA. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

CONTACT: CTC COMMUNICATIONS
John Pittenger
781-466-1302 (t)
pitt@ctcnet.com
www.ctcnet.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 2, 2001.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration